UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 3, 2025

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(952)	656-1029

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, Timothy Hendricks separated from service as Executive Vice President of Sales of Sanuwave Health, Inc. (the “Company”), effective as of the same date. The Company and Mr. Hendricks are negotiating the terms of a separation agreement, which is expected to be finalized at a later date.
Item 7.01              Regulation FD Disclosure

Effective January 6, 2025, the Company appointed Timothy Wern as the Company’s Executive Vice President of Sales. Mr. Wern brings deep experience in sales, team building, and funnel management from a career of progressive leadership roles at pioneering companies in healthcare, including HeartWare International, Inc. (acquired by Medtronic plc), Abiomed, Inc. (acquired by Johnson & Johnson), and Ceevra Inc. His extensive background includes leading high-performing sales teams and successfully launching cutting-edge medical devices in the U.S. and Canadian markets. His expertise spans sales management, strategic planning, and launching transformative technologies that aim to improve patient outcomes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Dated: January 10, 2025
	By:	/s/ Morgan Frank
	Name:	Morgan Frank
	Title:	Chief Executive Officer